UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2014

GSE Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35382	77-0619069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19103 Gundle Road Houston, TX 77073
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 443-8564

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Waiver and Seventh Amendment to Senior Secured Credit Facility

On January 10, 2014, GSE Holding, Inc. (the “Company”) and certain of its affiliates (collectively with the Company, the “Credit Parties”), including GSE Environmental, Inc., the borrower and a wholly owned subsidiary of the Company, entered into a waiver and seventh amendment (the “Amendment”) to its first lien senior secured credit facility with General Electric Capital Corporation (the “Agent”) and the other financial institutions party thereto (as amended from time to time, the “First Lien Credit Facility”).  The First Lien Credit Facility provides funding to the Company’s U.S. entities.

Pursuant to the Amendment, the lenders have agreed to waive any default arising as a result of the potential failure by the Credit Parties to be in compliance with (i) their maximum total leverage ratio as of September 30, 2013, October 31, 2013, November 30, 2013 and December 31, 2013, and (ii) their minimum interest coverage ratio as of December 31, 2013.  The lenders have also agreed to waive any actual or potential defaults of the Credit Parties of their maximum total leverage ratio or the minimum interest coverage ratio through March 30, 2014.

Collateral supporting the First Lien Credit Facility is limited to the assets of the Company and each of its wholly owned U.S. subsidiaries, other than GSE International, Inc.  The stock in each of the Company’s wholly owned U.S. subsidiaries (only 65% of the stock of GSE International, Inc.) is also pledged as collateral under the First Lien Credit Facility.  The Company and all of its U.S. subsidiaries (other than GSE International, Inc.) are guarantors under the First Lien Credit Facility.  The assets and stock of the Company’s subsidiaries outside of North America are not pledged to secure the First Lien Credit Facility.

Sale of the Company

Under the Amendment, the Company has agreed to pursue a sale process to sell the Company and use the proceeds to repay its indebtedness.  The Amendment sets forth a series of milestones, requiring the Company to, among other things, distribute a final confidential information memorandum to prospective buyers no later than January 17, 2014 and cause prospective buyers to submit letters of intent by February 21, 2014. An acceptable sale must be completed no later than March 30, 2014.  The failure to meet any one of these deadlines would be an event of default under the First Lien Credit Facility.

In connection with the sale process required pursuant to the Amendment described above, the Company has engaged Moelis & Company LLC (“Moelis”) to assist in a sale process. There can be no assurance that the Company can conclude an acceptable sale and that if a sale is completed, that the Company’s creditors will receive payment in full or that the Company’s stockholders will receive any recovery in connection with the sale process.

Priming Facility

In addition, on January 10, 2014, the Company entered into a secured revolving super priority credit facility (the “Priming Facility”) with the Agent and the other financial institutions party thereto.

While the Company believes this new facility will provide liquidity to support operations in the ordinary course of business while it pursues the sale process, there can be no assurances that the $15 million will be sufficient.  The Priming Facility bears interest at a rate equal to LIBOR plus 8.00% or a base rate plus 7.00%.  The Priming Facility is subject to various additional customary terms and conditions, including conditions to funding.

As of November 30, 2013, there was $172.2 million outstanding under the First Lien Credit Facility, consisting of $153.4 million in term loans and $18.8 million in revolving loans.

The lenders under the First Lien Credit Facility have approved the senior secured super priority and the related guarantees to the lenders under the Priming Facility. The assets and stock of the Company’s subsidiaries outside of North America are not pledged to secure the Priming Facility.

The foregoing descriptions of the Amendment and Priming Facility are summaries of the terms of the Amendment and the Priming Facility, and are qualified in their entirety by the text of the Amendment and Priming Facility, copies of which are being filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 8.01  Other Events

First Lien Credit Facility Refinancing Efforts

As previously disclosed, in July 2013, the Company engaged Moelis to assist it with seeking to raise additional unsecured mezzanine indebtedness or other subordinated additional capital. With the help of Moelis, the Company has sought to secure a complete refinancing of its First Lien Credit Facility. As of November 30, 2013, the Company had $172.2 million of borrowings outstanding under the First Lien Credit Facility.

As of the date of this report, while the Company is continuing to work with Moelis, the Company’s existing lenders, and other interested parties on the refinancing of the First Lien Credit Facility, it appears unlikely that the refinancing will be completed on acceptable terms. If a refinancing is completed, it is likely to result in substantial dilution to the Company’s shareholders.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events.  Such forward-looking statements are subject to certain risks and uncertainties, including the outcome of the Company’s sale process, the values placed upon the Company by third parties in the sale process, whether the Company’s creditors will receive payment in full or that the Company’s stockholders will receive any recovery in connection with the sale process, whether the Company is able to satisfy any conditions to funding under the Priming Facility, whether the Company is able to regain compliance with the NYSE continued listing standards, including the minimum market capitalization standard, whether the Company is able to avoid potential delisting from the NYSE, and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  There are many factors which may affect the value that the Company’s creditors and stockholders may receive, if any, in connection with the Company’s sale process.  As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver and Seventh Amendment to First Lien Credit Agreement, dated January 10, 2014, by and among GSE Environmental, Inc., General Electric Capital Corporation and the other parties thereto.
10.2	First Lien Revolving Credit Agreement, dated January10, 2014, by and among GSE Environmental, Inc., General Electric Capital Corporation and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE Holding, Inc.

Date: January 10, 2014	By: /s/ Mark A. Whitney
Name: Mark A. Whitney
Title: Vice President, General Counsel & Secretary